EXHIBIT 99.3

BASIC ENERGY SERVICES, INC.

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF OUTSTANDING
7 3/4% SENIOR NOTES DUE 2019

This form or one substantially equivalent to this form must be used to comply with the guaranteed delivery procedures relating to the offer (the “Exchange Offer”) of Basic Energy Services, Inc., a Delaware corporation (the “Company”), to exchange up to $475,000,000 of its 7 3/4% Senior Notes due 2019 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 7 3/4% Senior Notes due 2019 (the “Old Notes”) that have not been registered under the Securities Act. The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2011, unless extended (as it may be extended by the Company, the “Expiration Date”). As described in the enclosed Prospectus, dated          , 2011 (the “Prospectus”), if you are a registered holder of Old Notes and wish to tender your Old Notes, but (1) the certificates for Old Notes are not lost but are not immediately available, (2) time will not permit your certificates for Old Notes or other required documents to reach Wells Fargo Bank, N.A., as exchange agent (the “Exchange Agent”), before the Expiration Date or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date, you may effect a tender of your Old Notes if (1) the tender is made through an eligible institution (as defined in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering — Signature Guarantees”); (2) prior to the Expiration Date, the Exchange Agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address and the registered number(s) of your Old Notes and the principal amount of Old Notes you are tendering, stating that the tender is being made by Notice of Guaranteed Delivery and guaranteeing that within three (3) New York Stock Exchange, Inc. (“NYSE”) trading days after the Expiration Date, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation (as described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering — Book-Entry Transfer”) of transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent’s message (as defined in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering — Valid Tender”) in lieu thereof, and all other documents required by the Letter of Transmittal, will be deposited by the eligible institution with the Exchange Agent; and (3) the Exchange Agent receives the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation of transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent’s message in lieu thereof, and all other required documents within three (3) NYSE trading days after the Expiration Date. The Notice of Guaranteed Delivery may be sent by manually signed facsimile transmission, overnight courier, registered or certified mail or hand delivery.

Deliver to:     WELLS FARGO BANK, N.A.
(the “Exchange Agent”)

By hand delivery, mail or overnight courier at:
Wells Fargo Bank, National Association
Corporate Trust Operations
608 2nd Ave South
Northstar East Building — 12th Floor
Minneapolis, MN 55402

By registered and certified mail at:
Wells Fargo Bank, National Association
Corporate Trust Operations
MAC N9303-121
P.O. Box 1517
Minneapolis, MN 55480

By regular mail or overnight courier:
Wells Fargo Bank, National Association
Corporate Trust Operations
MAC N9303-121
Sixth & Marquette Avenue
Minneapolis, MN 55479
or

By facsimile transmission
(for eligible institutions only):
(612) 667-6282

Confirm by telephone:
1-800-344-5128

Delivery of this Notice of Guaranteed Delivery to an address other than an address listed above or transmission of instructions by facsimile other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery” and in Instruction 2 of the Letter of Transmittal.

Certificate or Registration Nos.	Aggregate Principal Amount
(for Non-Book-Entry Holders)	Represented by Old Note(s)	Principal Amount Tendered*

*	Must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Transaction Code (if available):

Date:  , 2011

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Please sign here

X

X
(Signature of Owner(s) or Authorized Signatory)

Date:  , 2011

Taxpayer Identification Number
Or Social Security Number:

Area Code and Telephone Number:

Must be signed by the holders of Old Notes exactly as their names appear on the certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address (including zip code):

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer— Procedures for Tendering — Book-Entry Transfer,” a properly completed and duly executed Letter of Transmittal, together with any required signature guarantee, or agent’s message in lieu thereof, and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three (3) NYSE trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Please type or print)

Title:
(including Zip Code)

Area Code and Tel. No:	Date:

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holders of the Old Notes referred to herein, the signature must correspond with the names written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holders of any Old Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the names of the registered holders appear on the Old Notes or signed as the name of the participant shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and for additional copies of the Prospectus or Letter of Transmittal may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.